EXHIBIT 1

                             UNDERWRITING AGREEMENT
                             ----------------------


Sonat Inc.,
   Amsouth-Sonat Tower,
      Birmingham, Alabama 35203.

Dear Sirs:

          The underwriters named below (such underwriters being herein called the "Underwriters") understand that Sonat Inc., a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of 6.75% Notes due October 1, 2007 (the "Purchased Securities"), registered on Registration Statement No. 33-62166. Subject to the terms and conditions set forth herein and incorporated by reference herein and referred to below, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of such Purchased Securities set forth opposite their names at 99.098% of their principal amount.

                                                              PRINCIPAL AMOUNT
NAME                                                              OF NOTES
----                                                          ----------------
Goldman, Sachs & Co. .......................................   $ 33,400,000

Chase Securities Inc. ......................................     33,300,000

Merrill Lynch, Pierce,
    Fenner & Smith Incorporated.............................     33,300,000
                                                               ------------

          Total ............................................   $100,000,000
                                                               ============

          The Underwriters will pay for such Purchased Securities upon delivery thereof at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 a.m. (New York time) on September 30, 1997.

          The Purchased Securities shall have the following terms:

          Maturity: October 1, 2007

          Interest Rate: 6.75%

          Redemption Provisions: Not redeemable prior to maturity.

          DefeasanceProvisions:   Subject  to  the   defeasance   and   covenant
               defeasance provisions of Article 15 of the Indenture, dated as of June 1, 1986, between the Company and The Chase Manhattan Bank, as successor by merger to Manufacturers Hanover Trust Company, as Trustee.

          Interest Payment  Dates:  April 1 and October 1,  commencing  April 1,
               1998.

          Unless otherwise provided herein, all the provisions contained in the document entitled Sonat Inc. Underwriting Agreement Standard Provisions, dated September 25, 1997, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

          All notices and communications hereunder to an Underwriter shall be given to Goldman, Sachs & Co., attention of the Registration Statement, at the address set forth below.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                        Very truly yours,

                                        GOLDMAN, SACHS & CO.
                                        CHASE SECURITIES INC.
                                        MERRILL LYNCH, PIERCE, FENNER
                                            & SMITH INCORPORATED


                                        By:-------------------------------------
                                           (Goldman, Sachs & Co.)


Accepted:

SONAT INC.


By:------------------------
   Name:
   Title:

                                   SONAT INC.


                                 DEBT SECURITIES

                   UNDERWRITING AGREEMENT STANDARD PROVISIONS
                                  ------------

                                                              September 25, 1997

          Sonat Inc., a Delaware corporation (the "Company"), proposes to issue and sell from time to time certain of its debt securities ("Debt Securities") registered under the Securities Act of 1933 (the "Securities Act") as set forth in Section 3. The Debt Securities are to be issued under an indenture, dated as of June 1, 1986 as amended or supplemented from time to time (the "Indenture"), between the Company and The Chase Manhattan Bank, as successor by merger to Manufacturers Hanover Trust Company, as Trustee (the "Trustee").

          From time to time, the Company may enter into one or more underwriting agreements that provide for the sale of the Debt Securities to the underwriter or several underwriters named therein (the "Underwriters"). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein referred to as this Agreement.

          1. SALE AND PURCHASE OF THE DEBT SECURITIES. On the basis of the representations, warranties and agreements herein contained, the Company proposes to issue and sell the Debt Securities in one or more series, which series may vary as to their terms (including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements), all of such terms for any particular series being determined at the time of sale. All or a portion of a particular series of the Debt Securities will be purchased by the Underwriters for resale upon terms of offering determined at the time of sale. The Debt Securities so to be purchased in any such offering are hereinafter referred to as the "Purchased Securities", and any firm or firms acting as representatives of such Underwriters are hereinafter referred to as the "Representatives". If with respect to the Purchased Securities such Representatives are acting on behalf of the Underwriters, references herein to the Underwriters (or a majority in interest thereof) or the Representatives in the alternative shall be deemed to refer only to the Representatives. The term "Underwriters' Securities" means Purchased Securities other than Contract Securities. The term "Contract Securities" means Purchased Securities, if any, to be purchased pursuant to delayed delivery contracts referred to below.

          If this Agreement provides for sales of Purchased Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus (as hereinafter defined) pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto (the "Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Underwriters the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

          If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the
Purchased Securities to be purchased by the several Underwriters and the aggregate principal amount of Purchased Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Purchased Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Representatives, if any, determine that such reduction shall be otherwise and so advise the Company.

          The obligations of the Underwriters under this Agreement are several and not joint.

          2. PAYMENT AND DELIVERY. Delivery by the Company of the Underwriters' Securities and payment by the Underwriters therefor by wire transfer to the Company's account in immediately available funds, or, if the Underwriters' Securities are denominated in a currency or currencies other than United States Dollars, by such other means specified in this Agreement, shall take place at the office, on the date and at the time specified in this Agreement, which date and time may be postponed for not more than twelve business days by agreement between a majority in interest of the Underwriters or the Representatives and the Company (such date and time of delivery and payment for the Underwriters' Securities is hereinafter referred to as the "Closing Date").

          The Underwriters' Securities shall be registered in such names and shall be in such denominations as the Underwriters or Representatives shall request at least two full business days (or such lesser number of days as shall be specified in the Underwriting Agreement) prior to the Closing Date and shall be made available to the Underwriters or Representatives for checking and packaging at least one full business day prior to the Closing Date.

          3. REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING. The Company has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act and the rules and regulations adopted by the Commission thereunder (the "Rules"), a registration statement on Form S-3, including a prospectus, relating to the Debt Securities, and such registration statement has become effective. The Company will file with, or mail for filing to, the Commission a prospectus supplement specifically relating to the Purchased Securities pursuant to Rule 424 under the Securities Act (the "Prospectus Supplement"). The term "Registration Statement" means the registration statement, including financial statements, exhibits and Incorporated Documents (as hereinafter defined) as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means the Basic Prospectus together with a preliminary prospectus supplement specifically relating to the Purchased Securities. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act (the "Incorporated Documents"), and any reference herein to the terms "amend", "amendment" or "supplement" with respect to any of the foregoing documents shall be deemed to refer to and include the filing of any Incorporated Documents after the date of this Agreement.

          The Company understands that the Underwriters propose to make a public offering of the Purchased Securities, as set forth in and pursuant to the Prospectus relating thereto. The Company hereby confirms that the Underwriters and any dealers selected by them are authorized to distribute such Prospectus (as from time to time further amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters in addition to the Prospectus Supplement).

          4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Underwriter that:

               (a) The Company meets the requirements for the use of Form S-3 under the Securities Act.

               (b) The Registration Statement, at the time it became effective, and the Prospectus contained therein, complied, and on the date of the Prospectus Supplement and when any amendment to the Registration Statement becomes effective or any supplement to the Prospectus is filed with the Commission, the Registration Statement, the Prospectus and any such amendment or supplement, respectively, will comply, fully in all material respects with the requirements of the Securities Act and the Rules; the Incorporated Documents comply and will comply fully in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations adopted by the Commission thereunder; the Indenture complies and will comply fully in all material respects with the requirements of the Trust Indenture Act of 1939 (the "Trust Indenture Act"); and at the date of the Prospectus Supplement, at the date of any further amendment to the Registration Statement or supplement to the Prospectus and at the Closing Date, the Registration Statement and Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to (i) statements or omissions in the Registration Statement or Prospectus (or in amendments or supplements thereto) made in reliance upon information furnished in writing to the Company by any Underwriter or the Representatives on behalf of any Underwriter expressly for use therein; or (ii) that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act on Form T-1, except statements or omissions in such Statement made in reliance upon information furnished in writing to the Trustee on behalf of the Company for use therein.

               (c)  The  certificate  delivered  pursuant  to  paragraph  (d) of
          Section 5 hereof in connection with the issuance and sale of the Underwriters' Securities will be, on the date on which it is delivered, in all material respects true and complete.

          5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder to purchase and pay for the Underwriters' Securities are subject to the following conditions:

               (a) No order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters or the Representatives.

               (b) Subsequent to the execution of this Agreement, (i) there shall not have been any change in the capital stock or long term debt of the Company and its subsidiaries, (ii) there shall not have been any change on a consolidated basis in the general affairs, management, financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall not have sustained any material loss or interference with their business taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and Prospectus, (iv) no downgrading shall have occurred in the rating accorded the Company's debt securities by Standard & Poor's Corporation or Moody's Investors Service, Inc. and (v) if the Underwriters' Securities are denominated in a currency or currencies other than United States Dollars, there shall not have occurred any action by any governmental authority or any change involving currency exchange rates or exchange controls, if in the reasonable judgment of a majority in interest of the Underwriters or the Representatives any such development referred to in clause (i), (ii), (iii), (iv) or (v) is so material and adverse as to make it impracticable or inadvisable to consummate the sale and delivery of the Underwriters' Securities by the Underwriters as contemplated in the Prospectus.

               (c) The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date and the Company shall have performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

               (d) The Underwriters or the Representatives shall have received on the Closing Date a certificate, dated the Closing Date, of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or the Treasurer and the chief financial or chief accounting officer of the Company, which shall certify that (i) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Purchased Securities has been issued and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission and (ii) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date and the Company has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

               (e) Within 24 hours after the execution of the Underwriting Agreement by the Company (or at such later time acceptable to the Representatives, or if there are none, such firm as may be designated by a majority in interest of the Underwriters) and on the Closing Date, the Representatives or such designated firm shall have received signed letters from Ernst & Young, dated the date of delivery, (i) in the case of the first such letter, substantially identical to the proposed form of such letter previously delivered to the Representatives or such designated firm; and (ii) in the case of the second such letter, confirming, on the basis of a review in accordance with the procedures set forth in the first such letter, that nothing has come to their attention from the date of the most recent financial statements of the Company filed with the Commission, audited or interim, as the case may be, to a date not more than six days prior to the Closing Date which would require any change in the first such letter if it were required to be dated and delivered on the Closing Date, except in each case as described in the second such letter.

               (f) The Underwriters or the Representatives shall have received on the Closing Date from Hughes, Hubbard & Reed LLP an opinion, dated the Closing Date, substantially identical to the form of their opinion attached hereto as Annex A.

               (g) The Underwriters or the Representatives shall have received on the Closing Date from Sullivan & Cromwell, counsel for the Underwriters, opinions dated the Closing Date, with respect to the Company, the Underwriters' Securities, the Registration Statement and Prospectus and this Agreement. Such opinions shall be satisfactory in all respects to the Underwriters or the Representatives, and the Company shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinions.

               (h) Subsequent to execution of this Agreement there shall not have occurred any of the following: (x) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or (y) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities.

               (i) The  Company  shall  have  complied  with the  provisions  of
          Section 6(d) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date of this Agreement.

          6. COVENANTS. The Company covenants and agrees as follows:

               (a) To advise the Underwriters or the Representatives promptly of any amendment or supplementation of the Registration Statement or the

          Prospectus (excluding the filing of Incorporated Documents) prior to the termination of the distribution of the Underwriters' Securities, to furnish the Underwriters or the Representatives with a copy of such amendment or supplementation, and not to file any such amendment or supplementation to which a majority in interest of the Underwriters or the Representatives shall reasonably object.

               (b) As soon as the Company is advised thereof, to advise the Underwriters or the Representatives (i) of the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement, or the qualification of the Indenture, and (ii) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus or the Prospectus. The Company will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement or the qualification of the Indenture and if any such order is issued to obtain as soon as possible the lifting thereof.

               (c) To deliver, without charge, to the counsel for the Underwriters, three signed copies of the registration statement, including exhibits and Incorporated Documents, relating to the Debt Securities in the form it became effective and of all amendments thereto, including exhibits.

               (d) Prior to 10:00 a.m., New York City time, on the business day next succeeding the date of the Underwriting Agreement, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and during such period as a prospectus is required by law to be delivered in connection with sales of Purchased Securities by an Underwriter or dealer, to deliver to the Representatives or to Underwriters and dealers, at such office or offices as the Underwriters or the Representatives may designate, as many conformed copies of the Indenture, the Registration Statement (excluding exhibits but including the Incorporated Documents), each Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents as the Underwriters or the Representatives may reasonably request.

               (e) During the period in which copies of the Prospectus are to be delivered as provided in paragraph (d) above, if any event occurs as a result of which it shall be necessary to amend or supplement the Prospectus in order to make the statements therein not misleading or to file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, forthwith (at its own expense, if such supplement or amendment is required at any time within nine months from the first date upon which Purchased Securities to which such Prospectus relates are offered to the public) to prepare and file with the Commission either (i) amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not be misleading or (ii) documents which will effect such compliance.

          Delivery by Underwriters of any such amendments or supplements to the Prospectus or documents shall not constitute a waiver of any of the conditions set forth in Section 5 hereof. In case any Underwriter is required to deliver a Prospectus nine months or more after the first date upon which the Purchased Securities to which such Prospectus relates are offered to the public, the Company will, upon the request of such Underwriter or the Representatives but at the expense of such Underwriter, furnish such Underwriter with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Securities Act. The Underwriters agree to use the Prospectus, as amended and supplemented from time to time, in lieu of the Prospectus theretofore in effect.

               (f) To make generally available to the Company's security holders, as soon as practicable, but in no event later than 45 days after the end of the 12-month period beginning at the end of the Company's fiscal quarter during which the filing of the Prospectus pursuant to Rule 424 under the Securities Act occurs (except not later than 95 days if such filing date is in the quarter ending December
          31), an earning statement which satisfies the provisions of Section 11(a) of the Securities Act.

               (g)  To   take   such   action   as  the   Underwriters   or  the
          Representatives may reasonably request in order to qualify the Purchased Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Underwriters or the Representatives may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Securities, in any jurisdiction where it is not now so subject.

               (h) During the period of five years from the date of this Agreement, to supply to the Representatives, if any, and to each other Underwriter who may so request in writing, a copy of each annual or other report it shall be required to file with the Commission.

               (i) To pay, or reimburse if paid by the Underwriters or the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all reasonable costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the
          Prospectus (except as provided in paragraph (e) above), and the printing of the Underwriting Agreements (including the Agreement Among Underwriters, if any, and the Agreements With Dealers, if any), (ii) the issuance of the Purchased Securities and the preparation and delivery of certificates for the Purchased Securities to the Underwriters, (iii) the registration or qualification of the Purchased Securities for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in paragraph (g) above, including the fees and disbursements of counsel for the Underwriters in connection therewith and the preparation and printing of preliminary or supplementary "blue sky" memoranda and legal investment memoranda, (iv) the furnishing to the Representatives, if any, and the Underwriters of copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements to the Prospectus (except as provided in paragraph (e) above), and of the several documents required by this Section 6 to be so furnished, including costs of shipping and mailing, (v) the listing, if any, of the Purchased Securities on any national securities exchange, (vi) the filing requirements of the National Association of Securities Dealers, Inc., in connection with its review of corporate financings, (vii) the rating of the Purchased Securities by rating agencies, and (viii) the furnishing to the Representatives, if any, and to the Underwriters of copies of all reports and information required by paragraph (h) above, including costs of shipping and mailing; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Purchased Securities.

               (j) To endeavor to obtain as promptly as practicable the listing of the Purchased Securities on the national securities exchange designated in the Underwriting Agreement if any such designation is made.

               (k) To prepare the Prospectus as amended and supplemented in relation to the applicable Purchased Securities in a form approved by the Underwriters or the Representatives and to file (or transmit by means reasonably calculated to result in filing) such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b).

               (l) As soon as the Company is advised thereof, to advise the Underwriters of any suspension of the qualification of the Purchased Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose. The Company will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the qualification of the Purchased Securities for offering or sale, and if any such order is issued to obtain as soon as possible the lifting thereof.

          7. INDEMNIFICATION.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in (i) such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter expressly for use in the preparation thereof or (ii) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act other than any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information furnished in writing to the Trustee by or on behalf of the Company for use in the preparation thereof; provided, however, that the foregoing indemnity agreement against losses, claims, damages or liabilities is subject to the condition that, insofar as it relates to any untrue statement or alleged untrue statement, omission or alleged omission made in the Registration Statement or any Preliminary Prospectus but eliminated or remedied in the Prospectus (not including Incorporated Documents), such indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased the Underwriters' Securities which are the subject thereof (or to the benefit of any person who controls such Underwriter) if such Underwriter failed to send or give a copy of the Prospectus (not including Incorporated Documents) (or, if the Prospectus (not including Incorporated Documents) has been amended or supplemented in the manner and under the circumstances specified in the next following proviso clause and copies thereof have previously been furnished by or on behalf of the Company to such Underwriter, then the Prospectus (not including Incorporated Documents) as so amended or supplemented) to such person at or prior to the time such action is required by the Securities Act; provided further, that the foregoing indemnity agreement is also subject to the condition that, insofar as it relates to any untrue statement or alleged untrue statement, omission or alleged omission made in the Prospectus attributable solely to facts or events which occur after the date of this Agreement which untrue statement or alleged untrue statement, omission or alleged omission is eliminated or remedied in an amendment or supplement to the Prospectus (not including Incorporated Documents), such indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage or liability purchased the Underwriters' Securities which are subject thereof (or to the benefit of any person who controls such Underwriter), if such Underwriter, having previously been furnished by or on behalf of the Company with copies of the Prospectus (not including Incorporated Documents) as so amended or supplemented, in lieu thereof delivered to such person the Prospectus (not including Incorporated Documents) without such amendment or supplement.

               (b) Each Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by such Underwriter expressly for use in the preparation thereof.

               (c) Any party which proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section 7, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not in fact have employed counsel to assume the defense of such action. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. For the purposes of clause (ii) of the preceding sentence only, any indemnified party or parties shall be represented by one counsel whom they may select with the approval, which shall not be unreasonably withheld, of the indemnifying parties.

          8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7 is applicable but for any reason, other than as specified in Section 7, is held to be unavailable from the indemnifying party, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted), in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of Purchased Securities. If however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and then Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Purchased Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
8. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreements Among Underwriters, if any) be responsible for any amount in excess of the sum of the underwriting discount applicable to the Underwriters' Securities purchased by such Underwriter hereunder and commissions received for sales of Contract Securities, if any, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 8. No party shall be liable for contribution with respect to any action or claim settled without its written consent. The Underwriters' obligations under this section to contribute are several in proportion to their respective underwriting obligations and not joint.

          9. TERMINATION. This Agreement may be terminated by the Representatives or by Underwriters who have agreed to purchase in the aggregate at least 50% of the principal amount of the Underwriters' Securities by notifying the Company at any time

               (a) at or prior to the Closing Date if, in the judgment of the Representatives or in the judgment of such Underwriters, as the case may be, payment for and delivery of the Underwriters' Securities is rendered impracticable or inadvisable because (i) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (ii) the declaration by the United States of a national emergency or war shall have occurred, or there shall have occurred an outbreak or escalation of hostilities involving the United States to such an extent as, in the judgment of the Underwriters, to affect materially and adversely the marketability of the Underwriters' Securities; or

               (b) at or prior to the Closing Date, if any of the conditions specified in Section 5 hereof shall not have been fulfilled when and as required by this Agreement.

          If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided in Sections 6(i), 7 and 10 hereof, the Company shall not be under any liability to any Underwriter and no Underwriter shall be under any liability to the Company, except that (a) if this Agreement is terminated by the Representatives or the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all their reasonable out-of-pocket expenses up to $20,000 (including the fees and disbursements of their counsel) and (b) no Underwriter who shall have failed or refused to purchase the Underwriters' Securities agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its default.

          10. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the Closing Date the Underwriters' Securities agreed to be purchased by such Underwriter or Underwriters on such Closing Date, the Representatives or, if there are none, such firm as may be designated by a majority in interest of the Underwriters, may find one or more substitute underwriters to purchase such Underwriters' Securities, or make such other arrangements as they may deem advisable or one or more of the remaining
Underwriters may agree to purchase such Underwriters' Securities in such proportions as may be approved by the Representatives or such designated firm, in each case upon the terms herein set forth. If no such arrangements have been made within 24 hours after the Closing Date, and

               (a) the aggregate principal amount of Underwriters' Securities to be purchased by the defaulting Underwriters on the Closing Date shall not exceed 10% of the total principal amount of Underwriters' Securities that the Underwriters are obligated to purchase on the Closing Date, each of the nondefaulting Underwriters shall be obligated to purchase such Underwriters' Securities on the terms herein set forth in proportion to their respective obligations hereunder; or

               (b) the aggregate principal amount of Underwriters' Securities to be purchased by the defaulting Underwriters on the Closing Date shall exceed 10% of the total principal amount of Underwriters' Securities that the Underwriters are obligated to purchase on the Closing Date, the Company shall be entitled to an additional period of 24 hours within which to find one or more substitute underwriters satisfactory to the Representatives or such designated firm, to purchase such Underwriters' Securities upon the terms set forth herein.

          In any such case, either the Representatives or such designated firm or the Company shall have the right to postpone the Closing Date for a period of not more than five business days in order that necessary changes and arrangements may be effected. If neither the non-defaulting Underwriters nor the Company shall make arrangements pursuant to clause (b) of this Section 10 within the period stated for the purchase of the Underwriters' Securities which such defaulting Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter to the Company and without liability on the part of the Company, except, in both cases, as provided in Section 7, 8 and 9 hereof. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default.

          11. MISCELLANEOUS. The representations, warranties and covenants of the Company in this Agreement shall remain in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or controlling person or by or on behalf of the Company or any controlling person, director or officer, and (b) delivery of and payment for the Purchased Securities under this Agreement. The indemnification and reimbursement agreements contained in Sections 7 and 8 hereof shall remain in full force and effect regardless of any termination of this Agreement.

          This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters or the Company, directors and officers of the Company and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Purchased Securities from any Underwriter merely because of such purchase.

          In all dealings hereunder, the Representatives, if designated, shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such firm as the Representatives may designate to the Company.

          Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing and mailed or delivered, or by telephone or telegraph if subsequently confirmed in writing, to the Underwriters at their addresses furnished to the Company in writing, and to the Company at 1900 Fifth Avenue North, AmSouth-Sonat Tower, Birmingham, Alabama 35203,
Attention: General Counsel.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                                                      SCHEDULE I


                            DELAYED DELIVERY CONTRACT

                                                                __________, 19__

Dear Sirs:

          The undersigned hereby agrees to purchase from Sonat Inc., a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned

                                        $

principal amount of the Company's [state title of issue] (the "Securities"), offered by the Company's Prospectus dated , 19__ and Prospectus Supplement dated , 19__, receipt of copies of which is hereby acknowledged, at a purchase price of % of the principal amount thereof plus accrued interest and amortization, if any, and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

          The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

                                                       PLUS ACCRUED INTEREST
                                                          AND AMORTIZATION,
    DELIVERY DATE           PRINCIPAL AMOUNT                IF ANY, FROM:
    -------------           ----------------           ---------------------
                            $
                            $
                            $


Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

          Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order [by certified or official bank check in immediately available funds at the office of
                      , New York, New York, at 10:00 a.m. (New York time) on the Delivery Date] [state means of payment if the Securities are denominated in a currency or currencies other than United States Dollars], upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. If no such request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above, of such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

          Failure to take delivery of and make payment for securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that acceptance of this contract and other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first come, first-served basis.

          If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

          This contract shall be governed by and construed in accordance with the laws of the State of NEW YORK.

          Yours very truly,

                                        ----------------------------------------
                                        (Purchaser)


                                        By--------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        (Title)


                                        ----------------------------------------

                                        ----------------------------------------
                                        (Address)

Accepted:

SONAT INC.

By-------------------------------

---------------------------------
(Title)

---------------------------------

---------------------------------
(Address)


PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

          The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

                                TELEPHONE NUMBER
        NAME                  (INCLUDING AREA CODE)              DEPT.
        ----                  ---------------------              -----



                                     ANNEX A

Pursuant to Section 5(f) of the Sonat Inc. Underwriting Agreement Standard Provisions, Hughes Hubbard & Reed LLP shall furnish an opinion with respect to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware to the effect that:

          (i) The Company was duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the General Corporation Law of such State to carry on the business in which it is now engaged, as described in the Prospectus, and is duly qualified as a foreign corporation in the States of Alabama, New York, and Texas.

          (ii) Southern Natural Gas Company and Sonat Exploration Company were duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware with corporate power under the General Corporation Law of such State to carry on the business in which they are now engaged, as described in the Prospectus, and the shares of capital stock of each such corporation owned by the Company are duly and validly issued, fully paid and nonassessable and, to such counsel's knowledge, are owned by the Company free and clear of all mortgages, pledges, liens, encumbrances and other security interests.

          (iii) The Purchased Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus under the captions "Description of Debt Securities" and "Description of Notes".

          (iv) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939, as amended, and, assuming that it has been duly authorized, executed and delivered by the Trustee, shall constitute a valid and binding agreement of the Company in accordance with its terms, except as limited by general equitable principles and by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights; and the Purchased Securities have been duly authorized and executed by the Company, and, when authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, except as limited by general equitable principles and by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights.

          (v) The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor instituted or threatened under the Securities Act by the Securities and Exchange Commission.

          (vi) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act of 1939, as amended, and the applicable Rules and Regulations of the Securities and Exchange Commission thereunder (except for the Statement of Eligibility of the Trustee on Form T-1, the financial statements and notes thereto, related schedules and exhibits and other financial data included in or omitted from the Registration Statement and other matters referred to in the Prospectus under "Experts", as to which such counsel may express no opinion).

          (vii) No approval, authorization, consent or other order of any public board or body (other than in connection or in compliance with the provisions of the Federal securities laws or the securities or Blue Sky laws of any State) is legally required for the issuance and sale by the Company of the Purchased Securities.

          (viii) The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company.